Exhibit 10.21
Dated 12 August 2009
Seanergy Maritime Holdings Corp.

and
Mineral Transport Holdings Inc.
and
Bulk Energy Transport (Holdings) Limited

SHAREHOLDERS AGREEMENT

This Agreement is made on 12 August 2009 between:
(1)	Seanergy Maritime Holdings Corp., a corporation incorporated under the laws of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960 (“Seanergy”);

(2)	Mineral Transport Holdings Inc., a company incorporated under the laws of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960 (“Mineral Transport”); and

(3)	Bulk Energy Transport (Holdings) Limited, a company incorporated under the laws of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960 (“the Company”).
Recitals:
(A)	Mineral Transport is the registered owner of 50% of all the issued and outstanding share capital of the Company, i.e. 250 shares of no par value represented by Share Certificate no. 2 issued in the name of Mineral Transport.

(B)	Constellation Bulk Energy Holdings Inc. (“Constellation”) has sold 50% of all the issued and outstanding capital of the Company to Seanergy, i.e. 250 shares of no par value which was represented by Share Certificate no. 3 which was issued in the name of Constellation and which has been cancelled at the date hereof.

(C)	Seanergy and Mineral Transport have agreed to enter into this Agreement in respect of their ownership of the Company (by 50% each) and their respective rights as Shareholders in the Company and its subsidiaries and have agreed that the Business shall be established and conducted in accordance with the provisions of this Agreement.

(D)	The Company is a company incorporated with limited liability in the Marshall Islands on the 18th day of December 2006 and has an authorised share capital of 500 shares with no par value.
It is agreed as follows:
1.	Interpretation
In this Agreement (including the Recitals):

1.1	Definitions

“Adjusted Value” has the meaning given to it in Clause 12.4.1;

“Affiliate” means, in relation to any party:
(i)	the Parent Company thereof; or

(ii)	any entity which is for the time being controlled, directly or indirectly, by such party’s Parent Company; or

(iii)	any other entity which is for the time being controlled, directly or indirectly, by an entity which controls, directly or indirectly, the said party;
and for this purpose:
(i)	an entity is directly controlled by another entity beneficially owning shares or other ownership interests carrying more than fifty per cent (50%) of the votes at a general meeting of shareholders (or its equivalent) of the first mentioned entity; an entity is indirectly controlled by another entity if a series of entities can be specified, beginning with that entity and ending with the controlling entity, and so related that the entity in the series is directly controlled by one or more of the entities earlier in the series;

(ii)	a “Parent Company” shall comprise an entity which, directly or indirectly, controls any party as aforesaid; and

(iii)	a “Subsidiary” shall comprise an entity which is directly or indirectly controlled, as aforesaid, by a Parent Company;
“Applicable Laws” means all laws, statutes, rules, regulations, directives, guidelines, codes, standards, interpretations, treaties, judgments, decrees, injunctions, writs and any orders of any court, arbitrator or governmental agency or authority, in every case only to the extent that any of the above have jurisdiction over any or all of the Shareholders or the Company;

“Business” means the business of the Company as described in Clause 4;

“Business Day” means a day which is not a Saturday or Sunday or a bank or public holiday in Athens, Greece or London, England and with respect to a day on which payment is to be made in Dollars, New York;

“Bye Laws” means the Bye-Laws of the Company, as altered from time to time;

“Change of Control” means a change of control of any entity and for these purposes control shall have the meaning set out in section 840 of the UK Income and Corporation Taxes Act 1988;

“Commercial Manager” means, with respect to the Ships, Safbulk Maritime S.A., of the Marshall Islands or such other person as may be appointed as commercial manager from time to time;

“Commercial Management Agreement” means the agreement between the Company and the Commercial Manager providing for the commercial management and operation of the Ships, in the form set out in Schedule 4 or in such other form as the parties may agree from time to time;

“Completion” shall have the meaning given to it in accordance with clause 3;

“Deed of Accession” means a deed executed by a person in the form set out in Schedule 1 pursuant to which that person becomes a party to this Agreement;

“Default Notice” has the meaning given to it in Clause 12.1;

“Defaulting Shareholder” has the meaning given to it in Clause 12.1;

“Enterprises” means Enterprises Shipping and Trading S.A.;

“Fair Value” has the meaning given to it in Clause 12.4.2;

“Financial Year” means the financial year of the Company;

“Group” shall mean, in relation to that Shareholder, that company and any Affiliate of that Shareholder;

“Insolvency Event” means the occurrence of any one of the following:
(i)	a bona fide petition being presented or an order made or an effective resolution being passed for the commencement of any proceedings for the liquidation, winding up or reorganisation of an entity or the equivalent or analogous procedure in the jurisdiction to which such entity is subject;

(ii)	a liquidator, administrator, receiver, administrative receiver, trustee or similar officer being appointed in respect of the whole or a substantial part of the assets of an entity or the equivalent or analogous procedure in the jurisdiction to which such entity is subject;

(iii)	the inability of an entity to pay its lawful debts as they mature or being adjudicated bankrupt or insolvent;
“Interest Rate” means, in relation to a relevant period, the aggregate of two (2%) per cent per annum and the three (3) month London Interbank Offer Rate, being calculated for each initial and subsequent three (3) month period during a relevant period as:
(i)	the rate per annum that appears on Telerate Page 3750 at or about 11.00 a.m. (London time) two (2) London banking days before the commencement of that period for deposits in Dollars for the relevant sum for a period equivalent to such period for delivery on the first London banking day of such period; or

(ii)	if no display rate is then displayed or if the Lender determines that no rate for a period comparable in duration with the relevant period is displayed on Telerate Page 3750 for Dollars, the arithmetic mean (rounded upwards to the nearest one sixteenth of one per cent (1/16%)) of the rates per annum quoted by leading banks in the London Interbank Market at or about 11.00 a.m. London time two (2) London banking days before the commencement of that period for the offering of deposits in Dollars of an amount comparable with the relevant amount at the commencement of such period for a period comparable with such period fixed for its duration;
and, for the purposes of this definition, “Telerate Page 3750” means the display designated as “Page 3750” on the Telerate Service (or other such page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for deposits in Dollars);

“Intra-group Services Agreement” means the agreement between the Company and each of the Shipowning Subsidiaries individually providing for the provision of services by the Company to each of the Shipowning Subsidiaries in the form as the parties may agree from time to time;

“Liabilities” has the meaning given to it in Clause 12.6;

“Loan Documentation” means the loan agreement, mortgage and other ship-related security documentation that have been entered into with commercial banks in respect of the financing of the acquisition of the Ships by the Shipowning Subsidiaries;

“Notice” has the meaning given to it in Clause 19.1;

“Non-Defaulting Shareholder” has the meaning given to it in Clause 12.1;

“Par Value” means with respect to the shares of a Defaulting Shareholder an amount equal to the aggregate of:
(i)	its Initial Shareholder Contribution; plus

(ii)	any other amounts which all the Shareholders have agreed be credited to the Defaulting Shareholder as contributions to the share capital of the Company;
“Security Interest” means any mortgage, charge, hypothecation, pledge, lien, assignment, title retention, preferential right, trust arrangement or other arrangement or agreement the effect of which is the creation of security or a priority right of payment;

“Senior Liabilities” has the meaning given to it in Clause 12.6;

“Service Agreements” means the Commercial Management Agreement and the Technical Management Agreement and in the singular means any one of them;

“Service Providers” means the Commercial Manager and the Technical Manager and in the singular means any one of them;

“Share” means a share of the Company;

“Shareholder” means each of Seanergy and Mineral Transport and their respective successors in title and permitted assigns;

“Ships” means the five (5) bulk carrier vessels the names of which are set out in Schedule 3 and “Ship” shall mean any one of them;

“Shipowning Subsidiaries” means the Company’s subsidiaries owning the Ships;

“Subordinated Liabilities” has the meaning given to it in Clause 12.6;

“Subordination Date” has the meaning given to it in Clause 12.6;

“Termination Event” has the meaning given to it in Clause 12.1;

“Technical Manager” means, with respect to the Ships, Enterprises or such other person as may be appointed as technical manager from time to time;

“Technical Management Agreement” means the agreement between the Company and the Technical Manager providing for the technical management of each of the Ships to be entered into at the date hereof in the form set out in Schedule 5 or in such other form as may be agreed from time to time by the Company and the Technical Manager;

“Transaction Documents” means this Agreement and any other documents executed or to be executed or produced pursuant hereto or in connection herewith.

1.2	Interpretation Act 1978

The Interpretation Act 1978 shall apply to this Agreement in the same way as it applies to an enactment.

1.3	Subordinate legislation

References to a statutory provision include any subordinate legislation made from time to time under that provision.

1.4	Modification etc. of statutes

References to a statute or statutory provision include that statute or provision as from time to time modified or re-enacted or consolidated so far as such modification or re-enactment or consolidation applies or is capable of applying to any transactions entered into in accordance with this Agreement provided that nothing in this Clause shall operate to increase the liability of any party beyond that which would have existed had this Clause been omitted.

1.5	Clauses, Schedules etc.

References to this Agreement include any Schedules to it and to this Agreement as from time to time amended and references to Clauses and Schedules are to Clauses of and Schedules to this Agreement.

1.6	Headings

Headings shall be ignored in construing this Agreement.

1.7	Several liability

Any provision of this Agreement which is expressed to bind more than one person shall, save where inconsistent with the context, bind each of them severally and not jointly and severally.

1.8	Winding-up

References to the winding-up of a person include the amalgamation, reconstruction, reorganisation, administration, dissolution, liquidation, merger or consolidation of such person and any equivalent or analogous procedure under the law of any jurisdiction in which that person is incorporated, domiciled or resident or carries on business or has assets.

1.9	Currency

All references in this Agreement to “USD”, “$” or “Dollars” shall be deemed to be references to United States dollars.

1.10	Information

Any reference to books, records or other information means books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

1.11	Analogous terms

Any reference to any English legal term or concept (including for any action, remedy, method of judicial proceeding, document, legal status, statute, court, official governmental authority or agency) shall, in respect of any jurisdiction other than England be interpreted to mean the nearest and most appropriate analogous term to the English term in the legal language in that jurisdiction as the context reasonably requires so as to produce as nearly as possible the same effect in relation to that jurisdiction as would be the case in relation to England.

1.12	In the Agreed Form

All references to documents “in the agreed form” shall mean a document in a form agreed by the parties and initialled by each of them for the purpose of identification.

2.	Warranties

Each Shareholder warrants to the other that:

2.1	all information supplied by a Shareholder to the other was when given and remains true and accurate in all material respects and is not incomplete or misleading in any respect;

2.2	it has and will have full power and authority to enter into and to perform its obligations under the Transaction Documents which when executed will constitute valid and binding obligations on it in accordance with their terms;

2.3	the entry and delivery of, and the performance by it of the Transaction Documents will not result in any breach of any provision of its constitutional documents or any agreement to which it is a party or by which it is bound;

2.4	it has not:
(a)	induced a person to enter into an agreement or arrangement with that party by means of an unlawful or immoral payment, contribution, gift or other inducement;

(b)	offered or made an unlawful or immoral payment, contribution, gift or other inducement to a government official or employee;

(c)	directly or indirectly made an unlawful contribution to a political activity; or

(d)	engaged in any acts or transactions, in violation of or inconsistent with the anti-bribery, anti-terrorism, economic sanction or anti-money laundering legislation or regulation measure or regulatory procedures of any government, including, without limitation, the U.S. Foreign Corrupt Practices Act, the U.K. Anti-Terrorism, Crime and Security Act 2001 and the applicable country legislation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions,

in each case, which would be a violation of any law applying to it or its business conduct, and it will not in the future do so;
2.5	none of its employees or subcontractors performing its obligations under this Agreement are or will be persons:
(a)	in respect of whom it has received notice from any governmental entity that all financial transactions involving the assets of such person have been, or are to be, blocked;

(b)	who have been designated from time to time by either Executive Order of the President of the United States, or in published lists issued by the United States Treasury Department (and its Office of Foreign Assets Control) including the Specially Designated Nationals (“SDN”) list, the United States Department of Commerce or the United States Department of State, as a foreign terrorist organization, an organization that assists or provides support to a foreign terrorist organization or a party subject to sanctions; or

(c)	in respect of whom it has identified, based on due diligence conducted in accordance with its compliance program, as having been convicted, found guilty or against whom a judgment or order has been entered in any proceedings for violating any anti-money laundering, anti-corruption, anti-bribery, or international economic or anti-terrorism sanction laws or as having had assets which were seized, blocked, frozen or ordered forfeited for violating any such laws.
3.	Completion

3.1	Completion shall take place on the date on which the 50% of the shares previously owned by Constellation have been registered in the name of Seanergy as same will be evidenced by a share certificate for 250 shares in the name of Seanergy Maritime Holdings Corp., such date to be the date this Agreement is executed.

3.2	The Shareholders shall procure that the events set out in Part 1 of Schedule 2 shall take place at Completion.

3.3	Part 2 of Schedule 2 shall take place after Completion.

4.	The Business: non-compete, best friend relationship, tax

4.1	The Shareholders agree that the business of the Company shall continue following the execution of this Agreement to be as follows:
(a)	hold shares in other companies;

(b)	own and operate vessels either directly or through the establishment or acquisition of wholly owned subsidiaries; and

(c)	provide sufficient management and other support to enable the Company to operate its business activity under the name and brand of “BULK ENERGY TRANSPORT”.
4.2	The Shareholders undertake to each other to co—operate so far as is reasonably possible in order to reduce costs incurred by the Company and any of its Subsidiaries in carrying out its business activities by utilising the economies of scale available to them and, so far as is reasonably possible, to maximise each Shareholder’s return on their investment.

4.3	Seanergy will provide the Company and any of its Subsidiaries with accounting and administration support.

4.4	The Shareholders agree and confirm that any conflicts which may arise or exist between the Business and businesses carried on by each Shareholder or their Groups as at the date of this Agreement, each Shareholder and their respective Groups shall be free to carry on businesses of the type carried on by them as of the date of this Agreement without any restriction whatsoever. In particular it is acknowledged, without limitation that, as at the date of this Agreement, Mineral Transport’s Group operates an owned fleet of vessels and that Seanergy’s Group operates a fleet of dry bulk vessels as owner.
5.	Financing

The Shareholders shall use all reasonable endeavours to assist the Company to procure banking facilities or financial facilities from third parties as and when required by the Company to enable the Shipowning Subsidiaries to acquire Ships and carry on the Business on the most favourable commercial terms then available for such borrowing. Except for the subscription of Shares, no Shareholder shall be required to make available additional funds to the Company whether by debt or equity contribution unless the same is required to ensure the performance by the Company of obligations undertaken by the Company with the approval of the Shareholders.

6.	Management of the Company

6.1	Directors/Officers of the Company

In respect of the Company:
(a)	Seanergy shall have the right to appoint three (3) directors to the Company’s board of directors and Mineral Transport shall have the right to appoint two (2);

(b)	if and to the extent that the board of directors of the Company is required (or the Shareholders agree) to have more directors than those appointed, then Seanergy shall always have the right to appoint one more Director than Mineral Transport;

(c)	a director may be removed from office by notice in writing, from the Shareholder which appointed that director, delivered to that director and the other Shareholder. Upon removal of such director, the Shareholder responsible under the terms of this Agreement for appointing such director shall be entitled to appoint a replacement director in accordance with such terms;

(d)	Seanergy shall have the right to appoint one of its three appointees Directors in accordance with 6.1 (a) as the Company’s President or Managing Director of the Company, such President or Managing Director having the general management of the affairs of the Company together with the powers and duties usually incident to the office of President or Managing Director.
6.2	Alternates

A director may, with the prior approval of the Shareholder appointing him, at any time appoint any person (including another director) to be his alternate director and the appointment of an alternate director shall be subject to the following conditions:
(a)	the same person may be appointed as the alternate director of more than one director (provided, however, that no person may be an alternate director for directors appointed by different Shareholders);

(b)	the appointment of an alternate director may be terminated at any time by the appointing director and must terminate on:
(i)	the occurrence of any event in which the alternate director, if he were a director appointed under Clause 6.1, would be cause to vacate his office;

(ii)	the resignation or removal of the director of whom he is the alternate; or

(iii)	upon receipt of notice in writing from the Shareholder who appointed the director for whom he is the alternate; and
(c)	an alternate director shall be entitled to receive notices of meetings of the directors but shall only be entitled to attend and vote and be counted in the quorum at any such meeting at which his appointor is not personally present.
6.3	Board meetings of the Company
(a)	Meetings of the board of directors of the Company shall be held at least four times a year and at approximately three-monthly intervals. At least fourteen (14) clear days’ written notice shall be given to each of the directors of each board meeting (unless there are exceptional circumstances or the majority of directors of the Company agree to shorter notice).

(b)	Subject to all other requirements for a board meeting having been duly met or waived, the board of directors of the Company shall be deemed to meet if, being in separate locations, they are nonetheless linked by conference telephone or other communication equipment that allows those participating to hear and speak to each other.

(c)	Each notice of meeting shall:
(i)	specify a reasonably detailed agenda;

(ii)	be accompanied by any relevant papers; and

(iii)	be sent by international courier or facsimile or email transmission.
(d)	The quorum at a board meeting of the Company shall be four (4) directors or such other number as the Shareholders shall in accordance with Applicable Laws agree. If a quorum is not present within half an hour of the time appointed for the meeting or ceases to be present, the directors present shall adjourn the meeting to a specified place and time seven (7) Business Days after the original date. Notice of the adjourned meeting shall be given by the secretary of the Company to the relevant parties. The quorum requirements for an adjourned meeting shall be three (3) directors.
(e)	Board meetings of the Company shall be chaired by a chairman. The chairman will be appointed annually by the Board of Directors of the Company. If the chairman is absent from any board meeting, the directors present may appoint any one of their number to act as chairman for the meeting.
(f)	All business arising at any board meeting shall be determined by resolution passed by a majority of directors present and voting in favour of such resolution. The chairman shall not be entitled to a second or casting vote. Every director shall have one (1) vote at any board meeting.

(g)	No individual director, other than a person to whom the board has delegated certain of its powers by resolution in writing, shall have the power to bind the Company.
7.	Board powers

The Shareholders shall use their voting powers to procure that, in relation to the Company and any Subsidiary including any Shipowning Subsidiary, the board has all necessary powers to manage the Business, other than in relation to any matter:
(a)	the subject of a Shareholder reserved matter set out in clause 9;

(b)	which has been delegated to a person by a board resolution in the agreed form, although the board shall, for the avoidance of doubt, have the power to appoint and remove any such person and to amend, alter, add, subtract from or revoke at any time the powers of the board so delegated
8.	Right of First Refusal

8.1	A Shareholder (the “Offeror”) may, at any time following the first anniversary of this Agreement serve a notice in writing on the Company with a copy to the other Shareholder (the “Offeree”) declaring that the Offeror wishes to sell its shares (the “Offer Notice”). Each Shareholder will always grant the right of first refusal to the other Shareholder be declaring same by way of a notice to the Company and to the other Shareholder and the provisions of this Clause 8 shall thereupon apply.

8.2	The Offeror shall include in the Offer Notice:
(a)	an offer:
(i)	to sell all of its Shares (the “Sell Shares”) to the Offeree (a “Sell Offer”); and

(ii)	to buy all the Shares (the “Buy Shares”) held by the Offeree (a “Buy Offer”);
(b)	the fixed price per Share (the “Offer Price”) payable or receivable by the Offeree in the case of a Sell Offer or a Buy Offer respectively (together the “Offers”) and, in each case, the Offer Price shall be the same, and once an Offer Notice has been sent it shall immediately preclude the sending by the other Shareholder of an Offer Notice.

8.3	The Offers shall remain open for written acceptance by the Offeree for sixty (60) days from the date of its receipt of an Offer Notice (the “Offer Period”) and the Offeree shall either accept the Sell Offer or the Buy Offer within that period, failing which the Offeree shall be deemed to have accepted the Buy Offer.

8.4	Completion of the sale and purchase of, as the case may be, the Sell Shares or the Buy Shares shall take place on the date specified by the buyer of the relevant shares which shall in any event be no later than thirty (30) days after the date of expiry of the Offer Period.

8.5	On completion of any sale or purchase of Shares pursuant to the terms of this clause 8:
(a)	the seller of the Shares concerned (the “Seller”) shall deliver to the buyer of the Shares concerned (the “Buyer”) a duly completed and signed transfer in favour of the Buyer, together with the relative share certificate(s);

(b)	the Seller shall warrant that it is selling the Shares to be transferred by it as beneficial owner and that such Shares are free from any charges, mortgages, liens, encumbrances, equities and claims of any kind; and

(c)	upon receipt of the documents referred to in clause 8.5(a), the Buyer shall deliver to the Seller a banker’s draft for such sum as shall be equal to the Offer Price multiplied by the number of Shares being transferred by the Seller.
8.6	During the period from the sending of an Offer Notice to completion of any sale or purchase of Shares or commencement of winding up of the Company the Shareholders agree that they shall procure and the Company acknowledges that no resolution of the board shall be passed unless it is the unanimous resolution of all directors.

8.7	In the event that the Buyer does not, for whatever reason, complete the sale and purchase of the Buy Shares in accordance with clause 8.7 within the period set out in clause 8.4, then the Seller may elect by written notice to the Buyer;
(a)	to treat the Offer Price as a debt due to him and take whatever action may be necessary and reasonable (including legal action) to recover from the Buyer the Offer Price, which amount shall bear interest which shall accrue from day to day (before and after judgement) at the Interest Rate and the Buyer hereby undertakes to indemnify the Seller against all loss, liability and cost (including legal costs) which the Seller may incur in taking such action; or

(b)	to purchase the Shares of the Buyer by requiring the Buyer to sell the Shares to him at the Offer Price and, in such case, completion of the sale and purchase of the Shares shall take place within 20 Business Days of the date of the Buyer’s receipt of such notice.
8.8	Failure by either the Buyer or the Seller to complete the sale and purchase of the Shares in accordance with the provisions of clause 8.7 and within the period set out there shall mean that this Agreement will terminate and the Company will be wound up in accordance with clause 15.

9.	Shareholder reserved matters

The Shareholders shall, and shall use their voting powers to, procure that no action is taken or resolution passed by the Company in respect of the following matters without the prior written consent of all the Shareholders:
(a)	any action or decision which is required by law to be taken by shareholders’ resolution of the Company, as amended from time to time;

(b)	any change in the share capital or the creation, allotment or issue of any Shares (other than as contemplated by this Agreement) or of any other security or the grant of any option or rights to subscribe for or to convert any instrument into such Shares or securities;

(c)	the granting of any additional rights over Shares or a class of Shares or the alteration of any existing rights over Shares or a class of Shares or the conversion of any Shares into different types of Shares;

(d)	any change to its Bye-Laws or other constitutional documents;

(e)	the presentation of any petition or other action for its liquidation or winding-up;

(f)	the transfer of or sale to a third party of all the share capital of the Company;

(g)	any decision to increase or decrease the size of the board of directors of the Company;

(h)	any decision in relation to distribution policy made pursuant to Clause 11; and

(i)

(j)	any decision to borrow from or to repay any indebtedness to the Shareholders or any of them or to procure any form of financial support from the Shareholders.
10.	Financial reporting by the Company

The Shareholders shall procure that and the Company undertakes to produce with respect to the Business unaudited financial reports quarterly and audited accounts annually.

11.	Distribution policy
11.1	The Shareholders shall, unless the Shareholders agree otherwise in writing, procure that an amount equal to the Company’s profit available for distribution in respect of a financial year shall be distributed by the Company to the Shareholders by way of dividend in proportion to each Shareholder’s shareholding in the Company after the appropriation of such reasonable and proper reserves for working capital or otherwise (including tax) as the board of directors of the Company may think appropriate, such appropriation to be effected no later than twelve (12) weeks after the end of that financial year.
12.	Termination by Default

12.1	Termination
If any of the events in Clause 12.2 (each a “Termination Event”) occurs in relation to any Shareholder (the “Defaulting Shareholder”) then the other Shareholder (“Non-Defaulting Shareholder”) may, without prejudice to any other rights it may have, serve a notice in writing on the Defaulting Shareholder (a “Default Notice”) in accordance with this Clause.
12.2	Termination Event
For the purposes of Clause 12.1, there shall be a Termination Event if:
12.2.1 the Defaulting Shareholder creates or allows to be created a Security Interest over any of its Shares without the prior written consent of the other Shareholder, save for any interest over any of the Shares under any financial agreement of the Company;
12.2.2 the Defaulting Shareholder commits any material breach of its obligations under this Agreement and, if capable of remedy, fails to remedy such breach within thirty (30) days of being required to do so by the Non-Defaulting Shareholder;
12.2.3 any representation or warranty made by the Defaulting Shareholder in connection is incorrect or misleading in any material respect at any time;
12.2.4 the Defaulting Shareholder becomes insolvent or ceases to, or is unable to, or is deemed or admits in writing its inability to, pay its debts as they mature or makes a general assignment for the benefit of, or enters into any composition or arrangement with, any of its creditors or commences negotiations with any creditors with a view to agreeing any such assignment, composition or arrangement;
12.2.5 a petition is filed (other than a petition being contested in good faith by the Defaulting Shareholder) or an order made or meeting convened for the purpose of passing a resolution, or a resolution is passed, for the winding-up or dissolution of or the making of an administration order in relation to the Defaulting Shareholder or any bankruptcy, liquidation, reorganisation of debt or other similar procedure is commenced by or instituted against the Defaulting Shareholder (other than a reorganisation on a solvent basis on terms reasonably acceptable to the Non-Defaulting Shareholder);

12.2.6 an encumbrancer takes possession or a trustee, receiver, administrator or other similar official is appointed over all or any part of the Defaulting Shareholder’s assets or undertaking;
12.2.7 a distress, execution attachment or similar process is levied, enforced or imposed upon or against any of the Defaulting Shareholder’s property or assets (and is not paid out, discharged or removed within twenty eight (28) days);
12.2.8 any event analogous or of substantially similar effect to any of the events in Clauses 12.2.4 to 12.2.7 inclusive occurs under the laws of any applicable jurisdiction;
12.2.9 the Defaulting Shareholder ceases, or threatens to cease to carry on business;
12.2.12 any consent, authorisation, licence and/or exemption which is required to enable the Defaulting Shareholder to carry on all or any material part of its business, or to ensure that the terms of any Transaction Document is cancelled, modified, revoked or ceases to be valid and in full force and effect, or it becomes unlawful for the Defaulting Shareholder to perform all or any of its obligations under any Transaction Document or any Transaction Document not being or ceasing to be legal, valid and binding on it; or
12.2.11 the Defaulting Shareholder is in breach of its obligations under Clause 13.
12.3	Default Notice
A Default Notice may, at the Non-Defaulting Shareholder’s option, either:
12.3.1 require the Defaulting Shareholder to offer to sell all its Shares to the Non-Defaulting Shareholder at the Adjusted Value; or
12.3.2 require the Defaulting Shareholder to join with the Non-Defaulting Shareholder in procuring that the Company is dissolved; and each party shall promptly take all necessary steps to procure such dissolution.
12.4	Value Determination
12.4.1 Upon service of a Default Notice the Fair Value of the Defaulting Shareholder’s Shares shall be determined in accordance with this Clause 12. Having ascertained the Fair Value, the total amount to be received by the Defaulting Shareholder in respect of all its Shares (the “Adjusted Value”) shall be determined by reference to the Par Value and the Fair Value of the Defaulting Shareholder’s Shares, adjusted as follows by way of liquidated damages (which adjustment the Shareholders agree is an estimate in advance of the loss the Non-Defaulting Shareholder will suffer as a result of the occurrence of a Termination Event):

Fair Value of all of Defaulting
Shareholder’s Shares	Adjusted Value
Above Par Value	70% of Par Value

Equal to Par Value	70% of Par Value

Below Par Value	70% of Fair Value
12.4.2 The Shareholders shall use their reasonable endeavours to agree a fair value for the relevant Shares (the “Fair Value) provided always that, if the Shareholders have been unable to agree the Fair Value within thirty (30) days of the delivery of a Default Notice pursuant to this Clause 12, then the Non-Defaulting Shareholder shall forthwith instruct an independent third party valuer to determine the Fair Value of the Shares of the Defaulting Shareholder. In determining the Fair Value of the Shares, the valuer shall value the Shares as a whole and shall:
(i)	be considered to be acting as an expert and not as an arbitrator and its decision (in the absence of fraud) shall be final and binding on the parties;

(ii)	have regard to the following principles and assumptions in valuing the said Shares:
(a)	that the consolidated net assets of the Company shall be valued on the basis of an arm’s length sale between a willing vendor and a willing purchaser;

(b)	that if the Company is then carrying on business as a going concern, it shall be assumed that it will continue to do so but taking into account the event giving rise to the breach;

(c)	that the said Shares shall be assumed to be capable of being transferred without restriction;

(d)	that the said Shares shall have the same value as corresponds to its proportion of the value of all the Shares taken as whole;

(e)	that no reduced or additional value shall be attached to any holding of Shares by virtue only of such holding comprising, or after purchase conferring, a majority or minority of the total issued share capital of the Company; and

(f)	that in all other respects the principles and practices customarily applied in the previous audited accounts of the Company shall be applied; and
(iii)	have regard to any liabilities (including contingent liabilities) of the Company on a consolidated basis.
12.5	Transfers
12.5.1 As security for the performance of its obligations under this Clause 12 the Defaulting Shareholder hereby irrevocably appoints the Non-Defaulting Shareholder as its proxy and attorney:
(i)	to execute, deliver, register and otherwise put into effect any transfer of Shares pursuant to Clauses 12.3 and 12.5.1;

(ii)	to vote the Defaulting Shareholder’s Shares in favour of any resolution to dissolve the Company; and

(iii)	to perform all such actions as may be necessary or desirable under the applicable laws, regulations and usages in connection with the foregoing to give full effect and validity thereto.
12.5.2 If the Non-Defaulting Shareholder exercises the foregoing proxy and power of attorney the payment of an amount equal to the Adjusted Value must be made to the Defaulting Shareholder within three (3) days thereafter, otherwise any action taken pursuant to the proxy and power of attorney becomes void; and provided such payment has been received by it, the Defaulting Shareholder hereby ratifies and agrees to ratify all that such proxy and attorney may lawfully do or cause to be done by virtue of the proxy and power of attorney herein contained.
12.6	Subordination
If a Default Notice requiring dissolution of the Company has been served under Clause 12.3.2 all loan or other liabilities (“Liabilities”) of the Company, if any, to the Defaulting Shareholder (the “Subordinated Liabilities”) shall (notwithstanding the stated terms of any such Liabilities) with effect from the date of service of such Default Notice (the “Subordination Date”) be subordinated and postponed in right of payment to the prior payment and discharge in full of all Liabilities of the Company to the Non-Defaulting Shareholder (the “Senior Liabilities”).
12.7	Effect of Subordination
From the Subordination Date and until the Senior Liabilities have been fully discharged, the Defaulting Shareholder shall:
12.7.1 not, in respect of all or any of the Subordinated Liabilities:
(i)	make demand, exercise any set-off or make any claim against the Company; or

(ii)	directly or indirectly accept or receive any payment from the Company; or

(iii)	claim any right of subrogation, indemnity or contribution against the Non-Defaulting Shareholder;
12.7.2 if, notwithstanding Clause 12.7.1, the Defaulting Shareholder receives any such payment, forthwith deliver it to the Non-Defaulting Shareholder, and pending such delivery the Defaulting Shareholder shall hold it in trust for the Non-Defaulting Shareholder (the perpetuity period of any such trust being eighty (80) years);
12.7.3 direct the liquidator or other official of the concerned to make all payments or distributions in accordance with the subordination effected by Clause 12.6.
13.	Transfers

13.1	Each Shareholder hereby undertakes to inform the other Shareholder by notice in writing as soon as it becomes aware of the occurrence or likely occurrence of a Change of Control or Insolvency Event affecting it or any member of its Group except that in case the Shareholder is a publicly traded company, such disclosure shall not be required until so required by any applicable securities laws or other securities exchange rules.

13.2	Each Shareholder hereby undertakes to the other Shareholder that, save with the prior written consent of the other Shareholder and notwithstanding any provisions of the Bye-Laws to the contrary, it will not sell, transfer or otherwise dispose of any of the Shares from time to time held by it save in accordance with the remaining provisions of this Clause 13;

13.3	Deed of Accession

No person other than a Shareholder shall acquire Shares (whether by transfer or allotment) without the prior written consent of the other Shareholder and unless and until that person enters into a Deed of Accession.

13.4	Further assurance

Any transferor shall do all such other things and execute all such other documents as a potential transferee may reasonably require to give effect to the sale and purchase of the Shares.

13.5	Directors

At the request of a transferee, any transferor shall procure the resignation of all the directors of the Company appointed by it (or its predecessor in title to any of the Shares) and shall indemnify and hold harmless the continuing Shareholder in respect of any liability for compensation for loss of office or otherwise thereby arising.

13.6	Guarantees and indemnities

Upon a transfer of all the Shares held by a Shareholder in accordance with this Agreement, the transferee shall procure the release of any guarantees or indemnities given by such Shareholder or any of its Affiliates to or in respect of the liabilities or obligations of the Company and, pending such release, shall indemnify such Shareholder or Affiliates in respect thereof.

14.	Rights to information

A Shareholder may at all reasonable times and at its own expense:

14.1	discuss the affairs, finances and accounts of the Company with the officers and principal executives of the Company; and

14.2	inspect and make copies of all books, records, accounts, documents and vouchers relating to the business and the affairs of the Company.

15.	Duration, termination, process agent and winding up

15.1	Duration

Subject to the other provisions of this Agreement, this Agreement shall continue in full force and effect without limit in point of time until the earlier of the date:
(a)	agreed by the Shareholders in writing to terminate this Agreement; or

(b)	an effective resolution is passed or a binding order is made for the winding-up of the Company, provided that this Agreement shall cease to have effect as regards any Shareholder who ceases to hold any shares in the Company save for any of the provisions of this Agreement which are expressed to continue in force after termination.
15.2	Agent for service of process

(a)	Each of the Shareholders hereby irrevocably and unconditionally appoints the person indicated in Clause 15.2(b) to act as its agent to accept service of process in England in relation to all matters arising out of this Agreement. Without limitation upon any other available means of service of process of any kind, any writ, judgement or other notice of legal or arbitral process shall be sufficiently served on a Shareholder if delivered to such agent. If the appointment of an agent appointed by a Shareholder for the purpose of this Clause 15.2 shall cease for any reason, the relevant Shareholder shall promptly appoint another such agent and notify the other Shareholder(s) of such appointment providing that any agent appointed hereunder.
(b)	For the purposes of Clause 15.3(a):

Seanergy and the Company appoint:

Fax:

Mineral Transport appoints:

Cheesewrights

10 Philpot Lane

London EC3M 8BR

Fax:
15.3	Winding Up

On a winding up, the parties shall endeavour to agree a suitable basis for dealing with the interests and assets of the Company and its Subsidiaries and shall endeavour to ensure that:
(a)	all existing contracts of the Company are performed so far as resources permit;

(b)	no new contractual obligations shall be entered into by the Company; and

(c)	the Company shall be wound up as soon as practicable.
16.	Equitable remedies

The Shareholders agree that a breach of any of the covenants or provisions contained herein would cause the Shareholders to suffer loss that could not be adequately compensated for by damages and that a Shareholder may, in addition to any other remedy or relief, enforce the performance of this Agreement by injunction or seek specific performance of this Agreement or any other equitable remedy upon application to a court of competent jurisdiction without proof of actual damage to the affected Shareholder and, notwithstanding that damages may be readily quantifiable, each Shareholder agrees not to plead sufficiency of damages as a defence in the proceeding for such injunctive relief brought by a Shareholder.
17.	Confidentiality

17.1	Confidential Information

The Shareholders shall use all reasonable endeavours to keep confidential and to ensure that their respective Affiliates and their respective officers, employees, agents and professional and other advisers keep confidential any information (the “Confidential Information”):
(a)	relating to the customers, business, assets or affairs of the Shareholders or the Company which they may have or acquire through ownership of an interest in the Company or through the exercise of their rights or performance of their obligations under this Agreement; or

(b)	which relates to any agreement or arrangement entered into pursuant to this Agreement

Except in case the Shareholder is a publicly traded company and any disclosure is required by any applicable securities laws or other securities exchange rules and such Shareholder is required to make a disclosure.
17.2	Restrictions
(a)	No Shareholder may use for its own business purposes or disclose to any third party any Confidential Information without the prior written consent of the other Shareholder (and prior to any disclosure undertakes to notify the other Shareholder in the event that it is required to disclose any Confidential Information).

(b)	This Clause does not apply to:
(i)	Confidential Information which is or becomes publicly available (otherwise than as a result of a breach of this Clause);

(ii)	Confidential Information which was lawfully in the possession of the relevant Shareholder free of any restriction on disclosure as can be shown by that Shareholder’s written records or other reasonable evidence;

(iii)	following disclosure under this Clause, Confidential Information which becomes available to the relevant Shareholder (as can be demonstrated by that Shareholder’s written records or other reasonable evidence) from a source which is not a party bound by any obligation of confidentiality in relation to such Confidential Information;

(iv)	the disclosure by a Shareholder of Confidential Information to its directors or employees or to those of its Affiliates who need to know that Confidential Information in its reasonable opinion for purposes relating to this Agreement but those directors and employees shall not use that Confidential Information for any other purpose;

(v)	The disclosure by a Shareholder of Confidential Information as requested or required by any law or statutory body (including but limited to the Securities Exchange Commission), the rules of any applicable stock exchange (including but not limited to Nasdaq Stock Exchange), any applicable accounting standards, order by any court, regulation, court order, judicial process or arbitral award (including by oral questions, interrogatories, requests for information or other documents in legal proceedings, subpoena, civil investigative demand or any other similar legal process);

(vi)	the disclosure of Confidential Information to the extent required to be disclosed by Applicable Laws;

(vii)	the disclosure of Confidential Information to any tax authority to the extent reasonably required for the purposes of the tax affairs of the Shareholder concerned or any member of its group; and

(viii)	the disclosure to a Shareholder’s professional advisers of Confidential Information reasonably required to be disclosed.
In each case the Confidential Information will only be disclosed to the extent reasonably necessary in the circumstances.

(c)	Each Shareholder shall inform any officer, employee or agent or any professional or other adviser advising it in relation to matters relating to this Agreement, or to whom it provides Confidential Information, that such information is confidential and shall instruct them:
(i)	to keep it confidential; and

(ii)	not to disclose it to any third party (other than to those persons to whom it has already been or may be disclosed in accordance with the terms of this Clause 17).
17.3	Damages not an adequate remedy

Without prejudice to any other rights or remedies which a Shareholder may have, the Shareholders acknowledge and agree that damages would not be an adequate remedy for any breach of this Clause 17 and the remedies of injunction, specific performance and other equitable relief are appropriate for any threatened or actual breach of any such provision and no proof of special damages shall be necessary for the enforcement of the rights under this Clause 17.
17.4	Survival

(a)	The disclosing Shareholder shall remain responsible for any breach of this Clause 17 by the person to whom that Confidential Information is disclosed.

(b)	The provisions of this Clause 17.4 shall survive the termination of this Agreement for whatever cause for a period of two (2) years.
18.	Public announcements

A Shareholder must not make any public announcement or issue any circular relating to the Company or this Agreement without the prior written approval of the other Shareholder, save any circumstance where a Shareholder is required to make a public announcement by the rules and regulations of any applicable regulatory body or stock exchange body. This does not affect any announcement or circular required by law or any regulatory body or the rules of any recognised stock exchange, but the Shareholder with an obligation to make an announcement or issue a circular shall consult with the other Shareholder so far as is reasonably practicable before complying with such obligation.
19.	Notices

19.1	Addresses

Any notice, claim or demand in connection with this Agreement or with any arbitration under this Agreement (each a “Notice”) shall be delivered to the Shareholders at the following addresses (or at such other address facsimile number or e-mail address for a Shareholder as may be designated by Notice by such Shareholder to the other Shareholder(s)):
If to Seanergy, addressed as follows:
Seanergy Maritime Holdings Corp.
c/o Executive Office
1-3 Patriarchou Grigoriou
16674 Glyfada Greece
Attention:       CEO / CFO
Facsimile:       +30 210 96 38 450
If to Mineral Transport, addressed as follows:
c/o Enterprises Shipping and Trading S.A.
11 Poseidonos Avenue
Athens 16777
Greece
Attention:       Finance Department
Facsimile:       +30 210 898 8403
19.2	Form

Any Notice shall be in writing in English and may be sent by first class mail, courier, or fax. Any Notice shall be deemed to have been received:

(a)	on the next working day in the place to which it is sent, if sent by fax;

(b)	forty-eight (48) hours from the time of despatch, if sent by courier.
20.	Whole agreement and remedies

20.1	Whole agreement

This Agreement contains the whole agreement between the Shareholders relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Shareholders in relation to the matters dealt with in this Agreement.

20.2	No inducement

Each of the Shareholders acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it.

20.3	Remedies

So far as permitted by law and except in the case of fraud, each Shareholder agrees and acknowledges that its only right and remedy in relation to any representation, warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of this Agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute).

21.	General

21.1	Survival of rights, duties and obligations

Termination of this Agreement for any cause shall not release a Shareholder from any liability which at the time of termination has already accrued to another Shareholder or which thereafter may accrue in respect of any act or omission prior to such termination.

21.2	Conflict with the Bye-Laws

If there is any ambiguity or discrepancy between the provisions of this Agreement and the Bye-Laws, it is agreed that the provisions of this Agreement shall prevail and accordingly the Shareholders shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement and shall further if necessary procure any required amendment to the Bye-Laws.

21.3	No partnership

Nothing in this Agreement shall be deemed to constitute a partnership between the parties or any of them nor constitute any Shareholder the agent of any other Shareholder for any purpose, unless specifically provided in this Agreement. No

Shareholder shall have authority to act for or make any commitment or incur any liability or obligation for or on behalf of any other Shareholder or the Company, unless specifically provided in this Agreement or authorised in writing by the Shareholders.
21.4	Release etc.

Except as otherwise provided in this Agreement, any liability to any Shareholder under this Agreement may in whole or in part be released, compounded or compromised or time or indulgence given by that Shareholder in its absolute discretion as regards any Shareholder under such liability without in any way prejudicing or affecting its rights against any other Shareholder under the same or a like liability, whether joint and several or otherwise.

21.5	Waiver

No failure of any Shareholder to exercise, and no delay by it in exercising, any right, power or remedy in connection with this Agreement (each a “Right”) shall operate as a waiver of that Right, nor shall any single or partial exercise of any Right preclude any other or further exercise of that Right or the exercise of any other Right.

21.6	Variation

No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Shareholders.

21.7	Further assurance

At any time after the date of this Agreement the Shareholders shall, and shall use all reasonable endeavours to procure that any necessary third party shall, execute such documents and do such acts and things as that party may reasonably require for the purpose of giving to that party the full benefit of all the provisions of this Agreement.

21.8	Invalidity

If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

21.9	Counterparts

This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Shareholder may enter into this Agreement by signing any such counterpart. The parties agree that fax signatures shall be sufficient to bind each party to the terms of this Agreement; and the parties undertake that they will as soon as is practicable send each other signed original counterparts.

22.	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, except to the extent (if any) that this Agreement expressly provides for such Act to apply to any of its terms.

23.	Costs

Each Shareholder shall bear all costs incurred by it in connection with the preparation, negotiation and entry into this Agreement and the documents to be entered into pursuant to it.

24.	Governing law

This Agreement and the documents to be entered into pursuant to it shall be governed by and construed in accordance with English law and the parties hereto irrevocably submit to the exclusive jurisdiction of the English Courts in respect of any dispute or matter arising out of or connected with this Agreement.

In witness whereof this Agreement has been duly executed on the date set out above.

SIGNED by Seanergy Maritime Holdings Corp., in the presence of:	} /s/ Christina Anagnostara

SIGNED by Mineral Transport Holdings Inc. in the presence of:	} /s/ Evan Breibart

SIGNED by Bulk Energy Transport (Holdings) Limited in the presence of:	} /s/ Evan Breibart

Schedule 1
Deed of Accession
THIS DEED OF ACCESSION is made on [                     ] by [                     ] of [                ] (the “Covenantor”) SUPPLEMENTAL to a Shareholders’ Agreement dated [                     ] 2009 and made between (i) Seanergy Maritime Holdings Corp. (ii) Mineral Transport Holdings Inc. and (iii) Bulk Energy Transport (Holdings) Limited (the “Agreement”).
The Covenantor covenants as follows:
1.	Words and expressions defined in the Agreement shall have the same meaning when used in this Deed unless the context requires otherwise.

2.	The Covenantor confirms that it has been supplied with and has read a copy of the Agreement and covenants with each of the persons who is or becomes a party to the Agreement to observe, perform and be bound by all the terms of the Agreement which are capable of applying to the Covenantor to the intent and effect that the Covenantor shall be deemed with effect from the date of execution hereof to be a party to the Agreement (as if named as a party to that Agreement).

3.	The details for notices of the Covenantor for the purposes of Clause 18 (Notices) of the Agreement are:

Address:

Attention:

Facsimile:

E-mail:

4.	This Deed shall be governed by and construed in accordance with English law and the Covenantor hereby submits irrevocably to the exclusive jurisdiction of the English courts (but accepts that this Deed may be enforced in any court of competent jurisdiction) and hereby appoints the following as its agent for service of all process in any proceedings in respect of the Agreement:

Name:

Address:

Attention:

Facsimile:
EXECUTED as a deed on the date written above.

Schedule 2
Completion
1	PART 1: The following shall occur at Completion:

The Shareholders shall procure that such meetings of the Company and the board of directors are held as may be necessary to:
(a)	the Company shall issue 250 shares in the name of Seanergy Maritime Holdings Corp.;

(b)	amend the Bye-Laws of the Company (if deemed necessary) to reflect the terms of the Shareholders Agreement or as the Shareholders may otherwise agree;

(c)	appoint the Directors of the Company in accordance with Clause 6.1;

(d)	appoint the President / Managing Director in accordance with Clause 6.1(d);

(e)	appoint auditor as may be decided by Seanergy as the Company’s auditor;

(f)	appoint Seanergy’s signatories in all the banks accounts already opened in place of Constellation’s signatories or to be opened in the future with any bank in the name of the Company and all its shipowning subsidiaries;

(g)	approve the entry into and procure the execution by the Company of the Commercial Management Agreement with the Commercial Manager;

(h)	approve the entry into and procure the execution by the Company of the Technical Management Agreement with the Technical Manager;

(i)	approve the entry into and procure the execution by the Company of Intra-Group Services Agreements, if applicable;

(j)	procure the approval by the Shipowning Subsidiaries of their entry into Intra-Group Services Agreements, if applicable;

(k)	pass the resolutions appointing representatives of the Company as designated individuals.
2.	PART 2: The following shall occur as soon as reasonably possible following Completion:

The Company and the Shareholders shall procure that each Shareholder shall make a cash contribution to the Company for repayment of outstanding obligations and to provide additional paid in capital.

Schedule 3
The Ships
Ship
BET Commander
BET Fighter
BET Prince
BET Scouter
BET Intruder

Schedule 4
Commercial Management Agreement
BROKERAGE AGREEMENT
THIS AGREEMENT is made on this     day of August 2009.
BETWEEN:
(1)	BULK ENERGY TRANSPORT (HOLDINGS) LIMITED (the “Company”) a company incorporated in Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Island, P.O.Box 1405, Majuro, Marshall Islands, MH 96960, for its own behalf and as agent for and on behalf of the Shipowning Subsidiaries;

(2)	SAFBULK Maritime S.A, (the “Agent”) a company incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Island, P.O.Box 1405, Majuro, Marshall Islands, MH 96960.
WHEREAS:
(A)	The Company has been appointed by its various shipowning subsidiaries from time to time (the “Shipowning Subsidiaries” and together with the Company, the “Group” and any of them a “member of the Group”) as their agent to provide certain administrative and financial support services to the Group, to appoint and instruct on behalf of the Group agents for the provision of commercial and technical management services and to monitor the performance of such agents.

(B)	The Company, on behalf of the Group, wishes to appoint the Agent as the agent of the Group to seek, negotiate and conclude charterparties or other contracts for the employment of the vessels owned by the Shipowning Subsidiaries from time to time (the “Vessels” and each a “Vessel”), on the terms and conditions set out herein.
NOW THEREFORE IT IS HEREBY AGREED:
1.	Appointment and Services
1.1	In consideration of the payment of the fees hereinafter described, the Company as principal and as agent for and on behalf of the Shipowning Subsidiaries hereby appoints the Agent as the exclusive agent of the Group for the provision of chartering services (the “Services”) to the Group, which include seeking and negotiating employment for the Vessels in accordance with the Company’s instructions and subject to the Company’s approval the conclusion (including the execution) of charter parties or other contracts relating to the employment of the Vessels, provided that the

Agent is authorised to conclude employment for the Vessels of up to six (6) months duration on commercially reasonable terms.

1.2	Subject to the terms and conditions herein provided, during the period of this Agreement, the Agent shall carry out the Services as agents for and on behalf of the members of the Group. The Agent shall have authority to take such actions as it may from time to time in its absolute discretion consider to be necessary to enable it to perform the Services.

1.3	The Agent in the performance of the Services shall be entitled to have regard to its overall responsibilities in relation to all vessels as may from time to time be entrusted to its management and in particular, but without prejudice to the generality of the foregoing, the Agent shall be entitled to allocate available resources and services in such manner as in the prevailing circumstances the Agent in its absolute discretion consider to be fair and reasonable.

1.4	The Company shall procure forthwith that each Shipowning Subsidiary (including such entities as may become members of the Group from time to time) shall evidence its agreement to be bound by the terms and conditions of this Agreement by executing a deed of accession to this Agreement in the form of Schedule 1.

2.	Duration

This Agreement shall be effective as of the signing of this Agreement and shall continue for an initial period of one (1) year. This Agreement shall be automatically extended for successive one year periods, unless three (3) months written notice by either party is given prior to the commencement of the then next period.

3.	Fees

3.1	For services performed hereunder by the Agent, the Company shall pay, or procure that the relevant member of the Group pays, to the Agent a commission fee of one and a quarter percent (1.25%) calculated on the collected gross hire/ freight/ demurrage payable when the relevant hire/ freight/ demurrage are collected.

3.2	The management fee under Clause 3.1 shall be paid to the Agent within three (3) business days upon collection by the Company or relevant member of the Group.

3.3	Payment shall be made to such other account as the Agent nominates by notice in writing to the Company from time to time

3.4	The Company shall provide, or procure that the relevant member of the Group provides, to the Agent, if so requested, reasonable access to all documents relating to the calculation and collection of the earnings of the Vessels.
Insurances
The Company shall procure that, throughout the period of this Agreement,

at no expense to the Agent, the Vessels are insured for not less than their sound market value or entered for their full gross tonnage, as the case may be for:
(i)	usual hull and machinery marine risks (including crew negligence) and excess liabilities;

(ii)	protection and indemnity risks (including pollution risks and crew insurances); and

(iii)	war risks (including protection and indemnity and crew risks), in accordance with the best practice of prudent owners of ships of a similar type to the Vessels, with first class insurance companies, underwriters or associations (the “Shipowning Subsidiaries’ Insurances”);
all premiums and calls on the Shipowning Subsidiaries’ Insurances are paid promptly by their due date;
the Shipowning Subsidiaries’ Insurances name the Agent and, subject to underwriters’ agreement, any third party designated by the Agent as a joint assured, with full cover, with the Company procuring on behalf of the relevant Shipowning Subsidiary cover in respect of each of the insurances specified in sub-clause 6.1, if reasonably obtainable, on terms such that neither the Agent nor any such third party shall be under any liability in respect of premiums or calls arising in connection with the Shipowning Subsidiaries’ Insurances;
written evidence is provided, to the reasonable satisfaction of the Agent, of compliance with the obligations under Clause 4 within a reasonable time from the commencement of this Agreement, and of each renewal date and, if specifically requested, of each payment date of the Shipowning Subsidiaries’ Insurances.
Expenses Paid on Behalf of the Group
Any expenses incurred by the Agent under the terms of this Agreement on behalf of a member of the Group shall be paid to the Agent by the Company against supporting vouchers.
Notwithstanding anything contained herein to the contrary, the Agent shall in no circumstances be required to use or commit its own funds to finance the provision of the Services.
Agent’s Right to Sub-Contract
The Agent shall have the right to sub-contract any part of its obligations hereunder to an affiliate, provided that, in the event of such a sub-contract the Agent shall remain fully liable for the due performance of their obligations under this Agreement.

Responsibilities
“Force Majeure Event”- Neither any member of the Group nor the Agent shall be under any liability for any failure to perform any of their obligations hereunder by reason of any cause whatsoever of any nature or kind beyond their reasonable control. Force majeure will only relieve a party from any obligation to the extent that the event actually prevents performance of the obligation and has not been caused by that party’s default. The party claiming force majeure must notify the other party of the commencement and the end of the force majeure events, and take all reasonable steps to mitigate the effects thereof.
The Agent, without prejudice to Clause 7.1, shall be under no liability whatsoever to any member of the Group for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to a Vessel) and howsoever arising in the course of performance of the Services UNLESS the same is proven to have resulted solely from the gross negligence or wilful default of the Agent or its employees, or agents or sub-contractors employed by it, in which case the Agent’s liability for all incidents or series of incidents arising in any calendar year shall never exceed a total of ten (10) times the actual annual management fee paid in that year hereunder.
(Indemnity) Except to the extent and solely for the amount therein set out that the Agent would be liable under Clause 7.2, the members of the Group hereby undertake to keep the Agent and its employees, agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them or any of them arising out of or in connection with the performance of the Agreement or by virtue of the Agent being a service provider/agent to the Group, and against and in respect of all costs, losses, damages and expenses (including legal costs and expenses on a full indemnity basis) which the Agent may suffer or incur (either directly or indirectly) in the course of the performance of this Agreement, except where such costs, losses, damages and expenses have been occasioned by the Agent’s own gross negligence or wilful default.
(“Himalaya Clause”) It is hereby expressly agreed that no employee or agent of the Agent (including every sub- contractor from time to time employed by the Agent) shall in any circumstances whatsoever be under any liability whatsoever to any member of the Group for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause 7, every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defence and immunity of whatsoever nature applicable to the Agent or to which the Agent is entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Agent acting as aforesaid and each such employee and agent shall have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce and to enjoy the benefit of this Clause 7.

Duration of the Agreement and Termination
This Agreement shall come into effect on the day and year referred in Clause 2 and shall continue until it is terminated:
(a)	by either party in accordance with Clause 2;

(b)	by the Agent forthwith on the giving of written notice to the Company if:
(i)	any moneys payable by any member of the Group under this Agreement shall not have been received in the Agent’s nominated account within ten (10) calendar days of receipt by the Company of the Agent’s written request; or

(ii)	any Vessel is repossessed by a secured creditor.
(c)	by either the Company or the Agent at any time on the giving of notice if the other is in breach of any material term of this Agreement and that breach is not remedied, within 10 Business Days of the terminating party giving notice to the party in breach, to the satisfaction of the terminating party (acting reasonably).
This Agreement shall be deemed to be terminated
in relation to a Vessel (and the Shipowning Subsidiary which is the owner of that Vessel) in the case of the sale of that Vessel or if that Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned. The Vessel shall not be deemed to be lost unless either she has become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred;
in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.
Limitation of Liability
The Agent shall not be liable for any indirect or consequential losses for any reason whatsoever.
Payment Netting and Set Off
All amounts due under this Agreement shall be paid in full without any deduction or withholding other than as required by law. All amounts referred to in this Agreement are expressed exclusive of any value added tax in any applicable jurisdiction. No member of the Group shall be entitled to assert any credit, set-off or counterclaim against the Agent in order to justify withholding payment of any such amount in whole or in part.
Notices
All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (a) upon delivery when delivered personally, (b) upon receipt if by facsimile transmission (with confirmation of receipt thereof), or (c) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:
If to BULK ENERGY TRANSPORT (HOLDINGS) LIMITED:
c/o 1-3 Patriarchou Grigoriou
16674 Glyfada
Athens, Greece
Attention: Finance Department
Facsimile: +30 210 96 38 450
If to Safbulk Maritime S.A.:
c/o 11 Poseidonos Avenue
16777 Elliniko
Athens, Greece
Attention: Finance Department
Facsimile: +30 210 894 8403
Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this clause.
Governing Law and Dispute Resolution
This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996, or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause. The Arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) terms current at the time when the arbitration proceedings are commenced. The reference shall be to three arbitrators. Each party to appoint one arbitrator and the two so appointed to appoint the third who shall act as chairman of the Tribunal. On the receipt by one party of the nomination in writing of the other party’s arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the single arbitrator shall act as sole arbitrator and any decision of the sole arbitrator shall be binding in both parties. The two arbitrators so appointed shall appoint the third arbitrator within fourteen days.
IN WITNESS WHEREOF, the parties hereinabove have caused this Agreement to be signed in duplicate by their respective and duly authorized representatives as of the date first written hereinabove.

BULK ENERGY TRANSPORT (HOLDINGS) LIMITED

By:
Name:
Title:
SAFBULK MARITIME S.A.

By:
Name:	George Kalogeropoulos
Title:	Director

By:
Name:	Kostas Koutsoubelis
Title:	Director

Schedule 1
Deed of Accession
[                 ] 200[       ]

From:	[ ]
To:	[ ]
Dear Sirs,
Re: Brokerage Agreement of [ ] and made between (1) Bulk Energy Transport (Holdings) Limited (the “Company”) and Safbulk Pty Ltd. (the “Agent”)
We refer to the Brokerage Agreement (the “Agreement”). We are a Shipowning Subsidiary as defined in the Agreement and are to become owners of the vessel “[   ]” (the “Vessel”).
We hereby confirm that:
(a)	the Company has entered into the Agreement as our agent, for and on our behalf; and

(b)	we are bound to observe the terms and conditions of the Agreement as if we were a named signatory therein.
We confirm that we are the Company’s principal in respect of the Agreement as it relates to the Vessel and ourselves. We hereby confirm that the Company has full authority on our behalf (i) to execute the Agreement and any agreement or addendum supplemental thereto, (ii) to give to the Agent any instructions required of us under the Agreement, (iii) to exercise any of our rights under the Agreement and (iv) to act in accordance with the terms contained in the Agreement, both on our behalf and on all matters relating to us, which are the subject of the Agreement and as they relate to the Vessel. We hereby confirm that we will be bound by any actions taken by the Company under the Agreement on our behalf and we hereby confirm and ratify any such actions taken by the Company.
The terms and provisions of this letter shall be governed by and construed in accordance with English law, and this letter is being executed as a deed on the date first above written.
Yours faithfully,

For and on behalf of
[                          ]
In the presence of:

Schedule 5
Technical Management Agreement
TECHNICAL MANAGEMENT AGREEMENT
THIS AGREEMENT is made on this day of August 2009.
BETWEEN:
(3)	BULK ENERGY TRANSPORT (HOLDINGS) LIMITED (the “Company”) a company incorporated in Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Island, P.O.Box 1405, Majuro, Marshall Islands, MH 96960, for its own behalf and as agent for and on behalf of the Shipowning Subsidiaries;

(4)	ENTERPRISES SHIPPING AND TRADING S.A. (the “Manager”) a company incorporated in Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia.
WHEREAS
(C)	The Company has been appointed by its various shipowning subsidiaries from time to time (the “Shipowning Subsidiaries” and together with the Company, the “Group” and any of them a “member of the Group”) as their agent to provide certain administrative and financial support services to the Group, to appoint and instruct on behalf of the Group agents for the provision of commercial and technical management services and to monitor the performance of such agents.

(D)	The Company, on behalf of the Group, wishes to appoint the Manager as the technical manager of the vessels owned by the Shipowning Subsidiaries from time to time (the “Vessels” and each a “Vessel”), on the terms and conditions set out herein.
NOW THEREFORE IT IS HEREBY AGREED:
1.	Appointment and Services

1.1	In consideration of the payment of the fees hereinafter described, the Company as principal and as agent for and on behalf of the Shipowning Subsidiaries hereby appoints the Manager as the exclusive agent of the Group for the provision of technical management services (the “Services”) more fully described in the form of amended Shipman 98 management agreement set out in Schedule 1 to this Agreement (the “Shipman Form”), the terms of which are an integral part of this Agreement. References in the Shipman Form to the “Owners” shall be construed for the purposes of this Agreement to be references to the relevant member of the Group. In case of conflict between the Shipman Form and the other terms of this Agreement, the latter shall prevail.

1.5	Subject to the terms and conditions herein provided, during the period of this Agreement, the Manager shall carry out the Services as agents for and on behalf of the members of the Group. The Manager shall have authority to take such actions as it may from time to time in its absolute discretion consider to be necessary to enable it to perform the Services.

1.6	The Manager in the performance of the Services shall be entitled to have regard to its overall responsibilities in relation to all vessels as may from time to time be entrusted to its management and in particular, but without prejudice to the generality of the foregoing, the Manager shall be entitled to allocate available resources and services in such manner as in the prevailing circumstances the Manager in its absolute discretion consider to be fair and reasonable.

1.7	The Company shall procure forthwith that each member of the Group (including such entities as may become members of the Group from time to time) shall evidence its agreement to be bound by the terms and conditions of this Agreement by executing a deed of accession to this Agreement in the form of Schedule 2.

2.	Duration

This Agreement shall be effective as of the signing of this Agreement and shall continue for an initial period of one (1) year. This Agreement shall be automatically extended for successive one year periods, unless three (3) months written notice by either party is given prior to the commencement of the then next period.

3.	Fees

3.1	For services performed hereunder by the Manager, the Company shall pay or shall procure that each relevant member of the Group pays the Manager for its services as Manager under this Agreement a fee per Vessel of €425.00 per day until 31 December 2009, thereafter adjusted on an annual basis by an amount equal to the percent change during the preceding period in the Harmonised Indices of Consumer Prices All Items for Greece published by Eurostat from time to time, such fee shall be payable monthly in advance, the first payment with respect to a Vessel shall be due on the date that title to that Vessel is registered in the name of a Shipowning Subsidiary. All subsequent payments shall be due on the first Business Day of each following month.

3.2	Payment shall be made to such other account as the Manager nominates by notice in writing to the Company from time to time
Responsibilities
“Force Majeure Event”- Neither any member of the Group nor the Manager shall be under any liability for any failure to perform any of their obligations hereunder by reason of any cause whatsoever of any nature or kind beyond their reasonable control. Force majeure will only relieve a party from any obligation to the extent that the event actually prevents performance of the obligation and has not been caused by that party’s default. The party claiming force majeure must notify the other party of the commencement and the end of the force majeure events, and take all reasonable steps to mitigate the effects thereof.
The Manager, without prejudice to Clause 4.1, shall be under no liability whatsoever to any member of the Group for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to a Vessel) and howsoever arising in the course of performance of the Services UNLESS the same is proven to have resulted solely from the gross negligence or wilful default of the Manager or its employees, or agents or sub-contractors employed by it, in which case the Manager’s liability for all incidents or series of incidents arising in any calendar year shall never exceed a total of ten (10) times the actual annual management fee paid in that year hereunder.
(Indemnity) Except to the extent and solely for the amount therein set out that the Manager would be liable under Clause 4.2, the members of the Group hereby undertake to keep the Manager and its employees, agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them or any of them arising out of or in connection with the performance of the Agreement or by virtue of the Manager being a service provider/agent to the Group, and against and in respect of all costs, losses, damages and expenses (including legal costs and expenses on a full indemnity basis) which the Manager may suffer or incur (either directly or indirectly) in the course of the performance of this Agreement, except where such costs, losses, damages and expenses have been occasioned by the Manager’s own gross negligence or wilful default.
(“Himalaya Clause”) It is hereby expressly agreed that no employee or agent of the Manager (including every sub- contractor from time to time employed by the Manager) shall in any circumstances whatsoever be under any liability whatsoever to any member of the Group for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause 4, every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defence and immunity of whatsoever nature applicable to the Manager or to which the Manager is entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Manager acting as aforesaid and each such employee and agent shall have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce and to enjoy the benefit of this Clause 4.
Duration of the Agreement and Termination
This Agreement shall come into effect on the day and year referred in Clause 2 and shall continue until it is terminated:
(a)	by either party in accordance with Clause 2;

(b)	by the Manager forthwith on the giving of written notice to the Company if:
(iii)	any moneys payable by any member of the Group under this Agreement shall not have been received in the Manager’s nominated account within ten (10) calendar days of receipt by the Company of the Manager’s written request; or

(iv)	any Vessel is repossessed by a secured creditor;
(c)	by either the Company or the Manager at any time on the giving of notice if the other is in breach of any material term of this Agreement and that breach is not remedied, within 10 Business Days of the terminating party giving notice to the party in breach, to the satisfaction of the terminating party (acting reasonably).
This Agreement shall be deemed to be terminated
in relation to a Vessel (and the Shipowning Subsidiary which is the owner of that Vessel) in the case of the sale of that Vessel or if that Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned. The Vessel shall not be deemed to be lost unless either she has become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred;
in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.
Limitation of Liability
The Manager shall not be liable for any indirect or consequential losses for any reason whatsoever.
Payment Netting and Set Off
All amounts due under this Agreement shall be paid in full without any deduction or withholding other than as required by law. All amounts referred to in this Agreement are expressed exclusive of any value added tax in any applicable jurisdiction. No member of the Group shall be entitled to assert any credit, set-off or counterclaim against the Manager in order to justify withholding payment of any such amount in whole or in part.

Notices
All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (a) upon delivery when delivered personally, (b) upon receipt if by facsimile transmission (with confirmation of receipt thereof), or (c) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:
If to BULK ENERGY TRANSPORT (HOLDINGS) LIMITED:
c/o 1-3 Patriarchou Grigoriou
16674 Glyfada Greece
Attention: Finance Department
Facsimile: +30 210 96 38 450
If to Enterprises Shipping and Trading S.A.:
11 Poseidonos Avenue
167 77 Elliniko
Athens, Greece
Facsimile: +30 210 898 3157
Attention: General Manager
Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this clause.
Governing Law and Dispute Resolution
This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996, or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause. The Arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) terms current at the time when the arbitration proceedings are commenced. The reference shall be to three arbitrators. Each party to appoint one arbitrator and the two so appointed to appoint the third who shall act as chairman of the Tribunal. On the receipt by one party of the nomination in writing of the other party’s arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the single arbitrator shall act as sole arbitrator and any decision of the sole arbitrator shall be binding in both parties. The two arbitrators so appointed shall appoint the third arbitrator within fourteen days.
IN WITNESS WHEREOF, the parties hereinabove have caused this Agreement to be signed in duplicate by their respective and duly authorized representatives as of the date first written hereinabove.

BULK ENERGY TRANSPORT (HOLDINGS) LIMITED
By:
Name:
Title:
ENTERPRISES SHIPPING AND TRADING S.A.

By:
Name:	George Sarris
Title:	President

Schedule 1
Shipman Form

Schedule 2
Deed of Accession
[            ] 200[      ]

From:	[ ]
To:	[ ]
Dear Sirs,
Re:	Technical Management Agreement of [ ] and made between (1) BULK ENERGY TRANSPORT (HOLDINGS) LIMITED (the “Company”) and Enterprises Shipping and Trading S.A. (the “Manager”)
We refer to the Technical Management Agreement (the “Agreement”). We are a Shipowning Subsidiary as defined in the Agreement and are to become owners of the vessel “[   ]” (the “Vessel”).
We hereby confirm that:
(a)	the Company has entered into the Agreement as our agent, for and on our behalf; and

(b)	we are bound to observe the terms and conditions of the Agreement as if we were a named signatory therein.
We confirm that we are the Company’s principal in respect of the Agreement as it relates to the Vessel and ourselves. We hereby confirm that the Company has full authority on our behalf (i) to execute the Agreement and any agreement or addendum supplemental thereto, (ii) to give to the Manager any instructions required of us under the Agreement, (iii) to exercise any of our rights under the Agreement and (iv) to act in accordance with the terms contained in the Agreement, both on our behalf and on all matters relating to us, which are the subject of the Agreement and as they relate to the Vessel. We hereby confirm that we will be bound by any actions taken by the Company under the Agreement on our behalf and we hereby confirm and ratify any such actions taken by the Company.
The terms and provisions of this letter shall be governed by and construed in accordance with English law, and this letter is being executed as a deed on the date first above written.
Yours faithfully,

For and on behalf of
[                    ]
In the presence of: